As filed with the Securities and Exchange Commission on March 14, 2024

Registration No. 333-182777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1272589 (I.R.S. Employer Identification No.)
2115 E. 7th Street, Suite 101 Charlotte, NC (Address of principal executive offices)	28204 (Zip Code)

HG HOLDINGS, INC. (F/K/A STANLEY FURNITURE COMPANY, INC.)

2012 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Steven A. Hale II

Chairman and Chief Executive Officer

2115 E. 7th Street, Suite 101

Charlotte, NC 28204

(Name and address of agent for service)

(850) 772-0698

(Telephone number, including area code, of agent for service)

Copy to:

Seth K. Weiner, Esq.

Mark D. Stern, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, GA 30326-1044

(404) 233-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES

HG Holdings, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-182777) (the “Registration Statement”) to withdraw and remove from registration the unissued and unsold securities under the HG Holdings, Inc. (f/k/a Stanley Furniture Company, Inc.) 2012 Incentive Compensation Plan, as amended (the “2012 Plan”), previously registered by the Company pursuant to the Registration Statement. The Registration Statement registered up to 133,333 shares of the Company’s Common Stock, par value $0.02 per share (“Common Stock”), issuable to participants under the 2012 Plan (as adjusted for the Company’s 1-for-12 reverse stock split effective July 15, 2021).

The 2012 Plan expired in accordance with its terms on January 31, 2022. All awards granted under the 2012 Plan have expired, have been fully exercised or have fully vested.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities registered under the Registration Statement that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina, on March 14, 2024.

HG HOLDINGS, INC.

By	/s/ Steven A. Hale II
Steven A. Hale II
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2024:

Signature	Title

/s/Steven A. Hale II	Chairman, Chief Executive Officer and Director
Steven A. Hale II	(Principal Executive Officer)

/s/Justin H. Edenfield	Principal Financial and Accounting Officer
Justin H. Edenfield

/s/Peter M. Sherman	Director
Peter M. Sherman

/s/Jeffrey S. Gilliam	Director
Jeffrey S. Gilliam